Exhibit 99.1

First Western Financial, Inc. Announces Completion

of $20 Million Subordinated Debt Offering

DENVER, December 5, 2022 -- First Western Financial, Inc. (NASDAQ: MYFW), a financial services holding company headquartered in Denver, Colorado (“First Western” or the “Company”), today announced the issuance and sale (the “Offering”) of $20 million in aggregate principal amount of 7.00% Fixed-to-Floating Rate Subordinated Notes due December 15, 2032 (the “Notes”). The Company intends to use the proceeds from the Offering for general corporate purposes.

The Notes are designed to qualify as Tier 2 capital for the Company for regulatory capital purposes and mature on December 15, 2032 (the “Maturity Date”), and bear interest at a fixed annual rate of 7.00%, payable semi-annually in arrears, to, but excluding, December 15, 2027. From and including December 15, 2027 to, but excluding, the Maturity Date or early redemption date, the interest rate will reset quarterly to an interest rate per annum equal to Three-Month Term SOFR (as defined in the Notes), or an alternative rate determined in accordance with the terms of the Notes if Three-Month Term SOFR cannot be determined or a Benchmark Transition Event (as defined in the Notes) has occurred, plus 328 basis points, payable quarterly in arrears. Notwithstanding the foregoing, in the event that Three-Month Term SOFR or the alternate rate if a Benchmark Transition Event has occurred is less than zero, then Three-Month Term SOFR or the alternate rate, as the case may be, shall be deemed to be zero. The Company is entitled to redeem the Notes, in whole or in part, on or after December 15, 2027, and to redeem the Notes at any time in whole upon certain other events, at a redemption price equal to 100% of the outstanding principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Any redemption of the Notes will be subject to prior regulatory approval to the extent required.

Scott C. Wylie, Chairman and CEO of First Western, said, “We are pleased to complete this subordinated debt offering, which will further strengthen our capital ratios and support the continued implementation of our organic and acquisitive growth strategies that have created significant value for our shareholders.”

Keefe, Bruyette & Woods, A Stifel Company, acted as the sole placement agent for the Offering.  Norton Rose Fulbright US LLP served as legal counsel to the Company, and Squire Patton Boggs LLP served as served as legal counsel to the placement agent.

This news release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there be any offer, solicitation, or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About First Western Financial, Inc.

First Western is a financial services holding company headquartered in Denver, Colorado, with operations in Colorado, Arizona, Wyoming, California, and Montana. First Western and its subsidiaries provide a fully integrated suite of wealth management services on a private trust bank platform, which includes a comprehensive selection of deposit, loan, trust, wealth planning and investment management products and services. First Western’s common stock is traded on the Nasdaq Global Select Market under the symbol “MYFW.” For more information, please visit www.myfw.com.

Forward-Looking Statements

Statements in this news release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “position,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “opportunity,” “could,” or “may.” The forward-looking statements in this news release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-

looking statements contained in this news release and could cause us to make changes to our future plans. Those risks and uncertainties include, without limitation, the COVID-19 pandemic and its effects; integration risks and projected cost savings in connection with acquisitions; the risk of geographic concentration in Colorado, Arizona, Wyoming, California, and Montana; the risk of changes in the economy affecting real estate values and liquidity; the risk in our ability to continue to originate residential real estate loans and sell such loans; risks specific to commercial loans and borrowers; the risk of claims and litigation pertaining to our fiduciary responsibilities; the risk of competition for investment managers and professionals; the risk of fluctuation in the value of our investment securities; the risk of changes in interest rates; and the risk of the adequacy of our allowance for loan losses and the risk in our ability to maintain a strong core deposit base or other low-cost funding sources. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2022 (“Form 10-K”), and other documents we file with the SEC from time to time. We urge readers of this news release to review the “Risk Factors” section our Form 10-K and any updates to those risk factors set forth in our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and our other filings with the SEC. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts:
Financial Profiles, Inc.
Tony Rossi
310-622-8221

MYFW@finprofiles.com
IR@myfw.com